SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            ____________________

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               MARCH 12, 1997
                     (Date of earliest event reported)

                      Marsh & McLennan Companies, Inc.
           (Exact name of Registrant as specified in its charter)

           Delaware             1-5998            36-266-8272
           (State of     (Commission File No.)   (IRS Employer
        Incorporation)                        Identification No.)

                        1166 Avenue of the Americas
                             New York, New York
                  (Address of principal executive offices)

                                   10036
                                 (zip code)

                               (212) 345-5000
            (Registrant's telephone number, including area code)



          Item 5.   Other Events

                    On March 12, 1997, Marsh & McLennan Companies, Inc. (the "Registrant") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Johnson & Higgins and the stockholders of Johnson & Higgins whereby the Registrant shall purchase from the stockholders of Johnson & Higgins all outstanding shares of common stock of Johnson & Higgins.

                    The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement and the Registrant's press release dated March 12, 1997, copies of which are attached as exhibits hereto and are incorporated by reference herein in their entirety.

                    The Registrant has indicated that it
          anticipates ultimately achieving as a result of the transaction pre-tax cost savings of at least $150 million per year, over a period of years. The Registrant also reported that it expects the transaction to contribute modestly to earnings in the first full year of combined operations of the two companies, with such contribution approaching double digits by the third year. The Registrant indicated that it expects analysts' 1997 earnings estimates to change only slightly as a result of the transaction and for the transaction to be cash flow positive for its first full year of combined operations. The Registrant estimated goodwill at about $1.3 billion and amortization thereof of $30 to $35 million on an annual basis.

                    The Registrant cautions that certain forward looking statements contained in this Current Report on Form 8-K or other statements which may be made about the transaction, including, without limitation, the effect of the combination of the Registrant and Johnson & Higgins on the Registrant's earnings and cash flows, are qualified by important factors that could cause actual operating results to differ materially from those described herein or any such statements, including, among others, the following: (i) unanticipated events and circumstances may occur rendering the transaction less beneficial to the Registrant than projected; (ii) the Registrant and Johnson & Higgins face intense competition in their markets, and there is, accordingly, no guarantee that after consummation of the transaction the Registrant will achieve the expected financial and operating results and synergies; and (iii) the ability of the Registrant and Johnson & Higgins to integrate successfully their operations and thereby achieve the anticipated cost savings and be in a position to take advantage of potential opportunities for growth. Results actually achieved thus may differ materially from the expected results described herein or any such statements.


          Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits

               (c)  Exhibits

                    2(a) Stock Purchase Agreement, dated as of
                         March 12, 1997, by and among the
                         Registrant, Johnson & Higgins and the
                         stockholders of Johnson & Higgins.

                    4(a) Registration Rights Agreement, dated March
                         12, 1997, by and among the Registrant and the stockholders of Johnson & Higgins.

                   99(a) Registrant's press release dated
                         March 12, 1997.


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MARSH & McLENNAN COMPANIES, INC.

                                   By:  /s/ Gregory Van Gundy
                                      ------------------------------
                                   Name: Gregory Van Gundy
                                   Title: Secretary

          Date:  March 14, 1997


                                EXHIBIT INDEX

          Exhibit No.

             2(a)      Stock Purchase Agreement, dated as
                       of March 12, 1997, by and among
                       the Registrant, Johnson & Higgins
                       and the stockholders of Johnson &
                       Higgins.

             4(a)      Registration Rights Agreement,
                       dated March 12, 1997, by and
                       among the Registrant and the
                       stockholders of Johnson &
                       Higgins.

             99(a)     Registrant's press release dated March 12,
                       1997.